UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2025

Entero Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENTO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Rescission Agreement

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2024, Entero Therapeutics, Inc. (the “Company”) entered into and consummated transactions contemplated by the Agreement and Plan of Merger, dated March 13, 2024 (the “Merger Agreement”), by and among the Company, IMMUNO Merger Sub I, Inc., a Delaware corporation(“First Merger Sub”), IMMUNO Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), and ImmunogenX, Inc., a Delaware corporation (“Immuno Corp.”). Pursuant to the Merger Agreement, First Merger Sub merged with and into Immuno Corp., pursuant to which Immuno Corp. was the surviving corporation (the “First Merger”). Immediately following the First Merger, Immuno Corp. merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity, renamed ImmunogenX, LLC (“Immuno LLC”) and a wholly owned subsidiary of the Company (the “Second Merger” and together with the First Merger, the “Merger”).

Under the terms of the Merger Agreement, upon the consummation of the Merger on March 13, 2024, upon the consummation of the Merger on March 13, 2024, (i) in exchange for the outstanding shares of capital stock of Immuno Corp. immediately prior to the effective time of the First Merger, the Company issued to each of the individuals or entities (each a “Shareholder” and collectively, the “Shareholders”) who are the former shareholders of Immuno Corp. an aggregate of (A) 36,830 shares (the “Common Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and (B) 11,777.418 shares of Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”), and (ii) the Company assumed (x) all Immuno Corp. stock options immediately outstanding prior to the First Merger, each becoming an option to purchase Common Stock subject to adjustment pursuant to the terms of the Merger Agreement (the “Assumed Options”) and (y) all Immuno Corp. warrants immediately outstanding prior to the First Merger, each becoming a warrant to purchase Common Stock subject to adjustment pursuant to the terms of the Merger Agreement (the “Assumed Warrants”).

Subsequent to consummating the aforementioned transactions, the parties determined that they would unwind the transactions as set forth in the Merger Agreement and in the other agreements entered into in connection therewith. Accordingly, on March 24, 2025, the Company entered into a Rescission Agreement (the “Rescission Agreement”) by and among the Company, Immuno LLC and each of the Shareholders.

Pursuant to the terms of the Rescission Agreement, the parties agreed to unwind the transactions as set forth in the Merger Agreement to: (i) rescind the issuances of the Shares in such amounts as set forth in the Rescission Agreement (ii) convey to the Shareholders all of the issued and outstanding membership interests (the “Membership Interests”) of Immuno LLC; (iii) cancel the Assumed Options and Assumed Warrants; and (iv) provide for such additional agreements as are set forth under the Rescission Agreement. Also, as set forth in the Rescission Agreement, following the closing, the Company will retain up to approximately $695,000 of Immuno LLC’s accounts payable, and Immuno LLC will remain responsible for approximately $9,278,400 of its secured debt.

The obligations of each party to consummate the transactions contemplated by the Rescission Agreement (the “Proposed Rescission”) are subject to the fulfillment, at or prior to the closing, of customary closing conditions, including, among other things: the Company having obtained shareholder approval for the transfer of the Membership Interests to the Shareholders on or prior to June 30, 2025, the Company having received consent of its lenders, and the Company having received a resignation letter from Mr. Jack Syage, a current director, agreeing to resign from all positions with the Company.

The Rescission Agreement may be terminated and the transactions contemplated thereby may be abandoned by the Company or the Shareholder Representative (as defined under the Rescission Agreement) if the transactions contemplated thereunder shall not have been consummated by June 30, 2025, unless the Company and Shareholder Representative shall have consented to a subsequent date.

The Rescission Agreement contains certain mutual releases, and covenants, representations and warranties customary for an agreement of this type.

The foregoing summary of the Rescission Agreement is qualified in its entirety by the terms under the form of Rescission Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Rescission Agreement referenced in Item 1.01 above, Mr. Syage is expected to resign from all positions with the Company upon the closing of the Proposed Recission.

Item 7.01 Regulation FD Disclosure.

On March 24, 2025, the Company issued a press release announcing, among other events, entry into the Rescission Agreement. The press release is attached hereto as Exhibit 99.1.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Form of Rescission Agreement effective March 24, 2025 by and among the Company, ImmunogenX, LLC, and the Shareholders.
99.1	Press Release dated March 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entero Therapeutics, Inc.

March 25, 2025	By:	/s/ Richard Joel Paolone
	Name:	Richard Joel Paolone
	Title:	Interim Chief Executive Officer